Consent of Independent Registered Public Accounting Firm

Interpace Diagnostics Group, Inc.

Parsippany, New Jersey

We hereby consent to the use in the Registration Statement on Form S-1 MEF filed pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated March 31, 2017, relating to the consolidated financial statements and schedules of Interpace Diagnostics Group, Inc., which is incorporated by reference in that Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus incorporated by reference into such Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP

Woodbridge, New Jersey

June 16, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.